UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 11, 2016

LIBERTY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35707	37-1699499
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.  Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On March 11, 2016, Liberty Media Corporation (“Liberty”, the “Company” or “we”) delivered to its executive officers and directors (collectively, the “Covered Persons”) a notice under Rule 104(b)(2)(i) of Regulation BTR, pursuant to which Liberty has imposed a “blackout” period in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 (“SOX”) and the Securities and Exchange Commission regulations.

Because a blackout period has been imposed under the Liberty Media 401(k) Savings Plan (the “Plan”), beginning on Wednesday, April 13, 2016 at 4:00 p.m., ET, and ending on or about Wednesday, April 20, 2016, we are imposing a SOX blackout period beginning on Wednesday, April 13, 2016 at 4:00 p.m., ET, and ending on or about Wednesday, April 20, 2016.  We will advise the Covered Persons when the SOX blackout period ends, if earlier or later than the specified date and time.  The blackout period under the Plan is needed in connection with the proposed reclassification and exchange of the Company’s existing common stock into three new tracking stocks, one to be designated as Liberty Media common stock, one to be designated as Liberty Braves common stock, and one to be designated as Liberty SiriusXM common stock, which are intended to track and reflect the separate economic performance of the businesses, assets and liabilities to be attributed to a new Media Group, Braves Group and SiriusXM Group, respectively. If the reclassification and exchange is approved by the Company’s stockholders and certain other conditions to the reclassification and exchange are satisfied or waived, as applicable, holders of the Company’s existing Series A, Series B and Series C common stock would receive shares of the corresponding series of Liberty Braves common stock, Liberty Media common stock and Liberty SiriusXM common stock for each share of the Company’s common stock held by them.  Because the Plan holds only Series C common stock of the Company, the shares of the new tracking stocks to be received by the Plan if the reclassification and exchange is completed will be shares of Series C Liberty Media common stock, Series C Liberty SiriusXM common stock and Series C Liberty Braves common stock.

While the SOX blackout period is in effect, the Covered Persons (and their immediate family members who share their residence) should not, directly or indirectly, engage in any purchase, sale, transfer, acquisition, or disposition of any equity securities of the Company relating to the Company’s common stock, including shares of the Company’s Series A, B or C common stock and any options with respect to any of these stocks. There are limited exclusions and exemptions from this rule.  For example, transactions that are executed pursuant to a properly adopted Rule 10b5-1 plan are exempt from the foregoing SOX blackout trading restrictions.  Further, the above prohibition is in addition to other restrictions on trading activity that the Company imposes on its executive officers and directors, including under the Company’s insider trading policy and any administrative blackout related to the Company’s online incentive award platform.

The Company received notice of the Plan blackouts required by the Employment Retirement Income Security Act of 1974 on March 11, 2016, and provided the SOX blackout notice to the Covered Persons on the same day.

If the Covered Persons have any questions pertaining to the notice or the SOX blackout period, they were directed to contact Rich Baer, Pam Coe or Craig Troyer in the Legal Department of the Company by telephone at 720-875-5400 or by mail at 12300 Liberty Boulevard, Englewood, CO 80112.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2016

LIBERTY MEDIA CORPORATION

By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President